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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 30, 2008

ULittle Squaw Gold Mining Company

(Exact Name of Registrant as Specified in its Charter)

Alaska	001-06412	91-0742812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3412 S Lincoln Drive, Spokane WA	99203-1650
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: U(509) 624-5831

UN/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (5-06)

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Item 8.01  Other Events

On April 30, 2008, Little Squaw Gold Mining Company (“Little Squaw” or “the Company”) received the final report of an independent conceptual economic scoping study on its alluvial gold deposit discovery in the Little Squaw Creek drainage located on the Company’s wholly owned Chandalar, Alaska, mining property (see the Company’s press release of March 19, 2008).  The study concludes gold-bearing gravels contain a minimum of 216,602 ounces of recoverable gold within a global resource of 243,621 ounces that could be extracted at a cash cost of about $500 per ounce. The Company believes the deposit can be substantially expanded through additional drilling and that an increase in its size would significantly increase mine life and lower unit costs.

The table below sets out the resource data.

Little Squaw Creek Alluvial Gold Deposit Resources
Category	Pay bcy	Ounces of Gold per bcy	Ounces of Gold	Overburden bcy	Total Material bcy	Strip Ratio OB/Pay
Measured	3,197,376	0.0252	80,524
Indicated	5,602,888	0.0243	136,078
Subtotal	8,800,264	0.0246	216,602	10,064,960	18,865,224	1.14
Inferred	1,232,005	0.0219	27,019
Total	10,032,270	0.0243	243,621	8,832,955	18,865,224	0.88

 Measured + Indicated with a 45 degree highwall slope and inferred resources included as interburden.

 Bcy = bank cubic yard, which is the measurement of material in place before excavation.

The scoping study was done by an independent licensed mining engineer experienced in the operation of Alaskan alluvial gold mines. The resource calculations are based on data from 100 drill holes and were made using the cross sectional method that is described in detail in the Society for Mining, Metallurgy, and Exploration, Inc. (SME) Mining Engineering Handbook.

The Company does not purport to have a U.S. Securities and Exchange Commission (SEC) Industry Guide 7 compliant mineral resource.  It does, however, believe that the quantity of mineralized material as defined in the table qualifies as a Canadian National Instrument 43-101 compliant resource.

For additional information, please see the press release, incorporated herein as exhibit 99.1.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1  - Press Release April 30, 2008

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Little Squaw Gold Mining Company (Registrant)

Dated: May 2, 2008	By: /s/ Ted R. Sharp
Ted R. Sharp Principal Financial Officer